UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2013 (September 9, 2013)

Date of Report (Date of earliest event reported)

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation or organization	IRS Employer Identification No.

333-90553	MIDAMERICAN FUNDING, LLC (An Iowa Limited Liability Company) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580	47-0819200

333-15387	MIDAMERICAN ENERGY COMPANY (An Iowa Corporation) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580	42-1425214

(515) 242-4300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On September 12, 2013, MidAmerican Energy Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives for several underwriters (collectively, the “Underwriters”) providing for the offer and sale of $350 million principal amount of the Company’s 2.40% First Mortgage Bonds due 2019, $250 million principal amount of the Company’s 3.70% First Mortgage Bonds due 2023 and $350 million principal amount of the Company’s 4.80% First Mortgage Bonds due 2043 (collectively, the “First Mortgage Bonds”). The Underwriting Agreement contains certain customary representations, warranties and covenants concerning the Company and the registration statement relating to the offering of the First Mortgage Bonds. In addition, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

The Company has entered into an Indenture (the “Indenture”) dated as of September 9, 2013 with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Bond Trustee”), pursuant to which the Company will issue the First Mortgage Bonds. Further, the Company has executed a Mortgage, Security Agreement, Fixture Filing and Financing Statement (the “Mortgage”) dated as of September 9, 2013 from the Company to The Bank of New York Mellon Trust Company, N.A., as collateral trustee (the “Collateral Trustee”), pursuant to which the First Mortgage Bonds will be secured by a first mortgage lien on substantially all of the Company’s electric generating, transmission and distribution property within the State of Iowa, subject to certain exceptions and permitted encumbrances.

Each series of the First Mortgage Bonds will be secured equally and ratably with all of the Company’s other first mortgage bonds from time to time outstanding and with the Company’s currently outstanding 4.65% Notes due 2014, 5.95% Notes due 2017, 5.30% Notes due 2018, 6.75% Notes due 2031, 5.75% Notes due 2035 and 5.80% Notes due 2036 (collectively, the “Equal and Ratable Notes”), as required by the terms of the indentures under which such currently outstanding Equal and Ratable Notes have been issued. Accordingly, the Company has entered into an Intercreditor and Collateral Trust Agreement (the “Collateral Trust Agreement”) dated as of September 9, 2013 with the Bond Trustee and the Collateral Trustee. The Collateral Trust Agreement will govern the administration of the collateral securing the First Mortgage Bonds and the Equal and Ratable Notes.

The descriptions of the Underwriting Agreement, the Indenture, the Mortgage and the Collateral Trust Agreement are qualified in their entirety by reference to the Underwriting Agreement, the Indenture, the Mortgage and the Collateral Trust Agreement, copies of which are filed as exhibits to this Form 8-K and incorporated by reference herein.

The offering of First Mortgage Bonds is expected to close, subject to customary closing conditions, on September 19, 2013.

Item 9.01.    Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 12, 2013
4.1	Indenture, dated as of September 9, 2013
4.2	Mortgage, Security Agreement, Fixture Filing and Financing Statement, dated as of September 9, 2013
4.3	Intercreditor and Collateral Trust Agreement, dated as of September 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN FUNDING, LLC MIDAMERICAN ENERGY COMPANY (Registrant)
Date: September 13, 2013
/s/ Paul J. Leighton
Paul J. Leighton Vice President and Secretary of MidAmerican Funding, LLC and Vice President, Secretary and Assistant General Counsel of MidAmerican Energy Company

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 12, 2013
4.1	Indenture, dated as of September 9, 2013
4.2	Mortgage, Security Agreement, Fixture Filing and Financing Statement, dated as of September 9, 2013
4.3	Intercreditor and Collateral Trust Agreement, dated as of September 9, 2013

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